                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BUDGET GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 (BUDGET LOGO)

                                                                  April 18, 2000

Dear Stockholder:

     We cordially invite you to attend our 2000 Annual Meeting of Stockholders on Thursday, May 18, 2000 beginning at 10:00 a.m. local time. The meeting will be held at the Renaissance Orlando Resort, 6677 Sea Harbor Drive, Palani Sailfish Room, Orlando, Florida, (407) 351-5555.

     The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the annual meeting, including (1) the election of three Class II directors, (2) the approval of the Budget Group, Inc. 2000 Stock Plan, as more fully described in the accompanying Proxy Statement, and (3) the ratification of the Board of Directors' appointment of Arthur Andersen LLP as Budget's independent accountants for the 2000 fiscal year.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. If you attend the annual meeting and vote in person, your proxy card will not be used. The prompt return of your proxy card will save the expense involved in further communication.

     Your Board of Directors and I look forward to seeing you at the annual meeting.

                                                 Very truly yours,

                                                 /s/ SANFORD MILLER
                                                 SANFORD MILLER
                                                 Chairman of the Board and Chief
                                                 Executive Officer

                                 (BUDGET LOGO)

                               BUDGET GROUP, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2000
                             ---------------------

TO OUR STOCKHOLDERS:

     The 2000 Annual Meeting of Stockholders of Budget Group, Inc. will be held at the Renaissance Orlando Resort, 6677 Sea Harbor Drive, Palani Sailfish Room, Orlando, Florida, (407) 351-5555 on Thursday, May 18, 2000, beginning at 10:00 a.m. local time. At the meeting, stockholders will act on the following matters:

          (1) Election of three Class II directors, each for a term of three years;

          (2) Approval of the Budget Group, Inc. 2000 Stock Plan;

          (3) Ratification of the appointment of Arthur Andersen LLP as Budget's independent accountants for fiscal 2000; and

          (4) Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on March 24, 2000 are entitled to attend and vote at the meeting or any postponement or adjournment.

                                          By order of the Board of Directors,

                                          /s/ SANFORD MILLER
                                          SANFORD MILLER
                                          Chairman of the Board and Chief
                                          Executive Officer

April 18, 2000
Daytona Beach, Florida

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY CARD WILL NOT BE USED. IF THE PROXY CARD IS MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. THE PROMPT RETURN OF YOUR PROXY CARD WILL SAVE US THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THE MEETING...........................................    1
  Why Am I Receiving This Proxy Statement And Proxy Card?...    1
  What Is The Purpose Of The Annual Meeting?................    1
  Who Is Entitled To Vote?..................................    1
  How Many Votes Does Each Share Of Common Stock Entitle Its
     Holder To Cast?........................................    1
  Who Can Attend The Meeting?...............................    1
  How Many Votes Do You Need To Hold The Meeting?...........    2
  How Do I Vote?............................................    2
  Can I Change My Vote After I Return My Proxy Card?........    2
  Will My Shares Be Voted If I Do Not Sign And Return My
     Proxy Card?............................................    2
  Can My Shares Be Voted On Matters Other Than Those
     Described In This Proxy Statement?.....................    2
  What Are The Board's Recommendations?.....................    3
  What Vote Is Required To Approve Each Item?...............    3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............    4

ITEM 1 -- Election Of Directors.............................    7
  Directors Standing For Election...........................    7
     Who Are The Nominees This Year?........................    7
     What If A Nominee Is Unwilling To Serve?...............    7
     What Is The Background Of This Year's Nominees?........    7
  Directors Continuing In Office............................    8
  What Is The Background Of The Directors Not Standing For
     Election This Year?....................................    8
  How Are Directors Compensated?............................    9
  How Often Did The Board Meet During 1999?.................    9
  What Committees Has The Board Established?................    9
  Executive Officers........................................   10
  Executive Compensation....................................   12
     Executive Compensation Summary Table...................   12
     Option Grants During 1999 And Year-End Option Values...   13
     Aggregate Option Exercises During 1999 And Year-End
      Option Values.........................................   14
     Performance Graph......................................   15
     Compensation Committee Report On Executive
      Compensation..........................................   15
     Compensation Committee Interlocks And Insider
      Participation.........................................   17
     Executive Severance Agreements.........................   17
  Certain Relationships And Related Transactions............   18
     Signing Bonus and Stock Purchase Loan..................   18
     Leases.................................................   18
     Tranex Credit Corporation..............................   19
     Peninsula Bank.........................................   19
     Credit Suisse First Boston Corporation.................   19
     McDonald Investments, Inc. ............................   19

ITEM 2 -- APPROVAL OF ADOPTION OF THE BUDGET GROUP, INC.
          2000 STOCK PLAN...................................   20
  Administration............................................   20
  Coverage Eligibility And Annual Grant Limits..............   20
  Shares Reserved for Issuance Under Plan...................   21
  Options...................................................   21
  Stock Appreciation Rights.................................   21
  Stock Grants..............................................   22
  Non-Transferability.......................................   22

                                                              PAGE
                                                              ----
  Amendments To The 2000 Plan...............................   22
  Adjustment Of Shares......................................   22
  Mergers...................................................   22
  Change In Control.........................................   22
  Loans and Tax Payments....................................   23
  Federal Income Tax Consequences...........................   23

ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
          ACCOUNTANTS.......................................   25

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   25

OTHER MATTERS...............................................   25

ADDITIONAL INFORMATION......................................   25

                               BUDGET GROUP, INC.
                                125 BASIN STREET
                                   SUITE 210
                          DAYTONA BEACH, FLORIDA 32114

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement contains information regarding the 2000 annual meeting of stockholders of Budget Group, Inc. ("Budget"). The meeting will be held on Thursday, May 18, 2000, beginning at 10:00 a.m., at the Renaissance Orlando Resort, 6677 Sea Harbor Drive, Palani Sailfish Room, Orlando, Florida, (407) 351-5555. The proxy card enclosed with this Proxy Statement is being solicited by the Budget Board of Directors. Voting material for the meeting, which includes this Proxy Statement, the enclosed proxy card and our 1999 Annual Report, will be mailed to our stockholders on or about April 18, 2000.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of Class A or Class B common stock of Budget. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so you can make an informed decision.

     When you sign the proxy card, you appoint Sanford Miller and Robert L. Aprati as your representatives at the meeting. Mr. Miller and Mr. Aprati will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will act on the matters outlined in the accompanying Notice of Meeting. These matters include the election of three Class II directors, the approval of the Budget Group, Inc. 2000 Stock Plan and ratification of the appointment of our independent accountants. In addition, management will report on the performance of Budget during 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, March 24, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on the record date, 35,474,072 shares of Budget's Class A common stock and 1,936,600 shares of Budget's Class B common stock were outstanding and are entitled to vote at the annual meeting.

HOW MANY VOTES DOES EACH SHARE OF COMMON STOCK ENTITLE ITS HOLDER TO CAST?

     Holders of Class A common stock are entitled to one vote per share, and holders of Class B common stock are entitled to ten votes per share on each matter to be voted on at the meeting. No cumulative voting rights are authorized and dissenter's rights of appraisal under Delaware law or the rules of the New York Stock Exchange do not apply to the matters being proposed.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and may be accompanied by guests. Registration and seating will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Our bylaws provide that the presence in person or by proxy of the holders of a majority of the combined voting power of all shares of common stock issued and outstanding on the record date and entitled to vote at the meeting is required to hold the meeting and conduct business. This is called a "quorum." Proxy cards received but marked "ABSTAIN" or as "broker non-votes" will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum is present.

HOW DO I VOTE?

     YOU MAY VOTE BY MAIL. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the three named nominees, FOR the approval of the Budget Group, Inc. 2000 Stock Plan and FOR the ratification of the appointment of the independent accountants.

     YOU MAY VOTE IN PERSON AT THE MEETING. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Budget either a notice of revocation or an executed proxy card with a later date. The powers of the proxy holders will be suspended if you attend the meeting in person AND SO REQUEST. Attendance at the meeting will not by itself revoke a previously granted proxy.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

CAN MY SHARES BE VOTED ON MATTERS OTHER THAN THOSE DESCRIBED IN THIS PROXY STATEMENT?

     Budget does not know of any items other than those referred to in this Proxy Statement which may properly come before the meeting or other matters incident to the conduct of the meeting. Should the election of any person as a Director in place of a nominee named in this proxy statement who becomes unable to serve or for good cause will not serve properly come before the meeting, the proxies received will be voted for substitute nominee(s) designated by the Board of Directors or if no such substitute nominees are designated by the Board of Directors then in accordance with the discretion of the proxy holders. As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     - FOR election of the three nominees for Class II director (see page 7);

     - FOR approving the Budget Group, Inc. 2000 Stock Plan (see page 20); and

     - FOR ratification of the appointment of Arthur Andersen LLP as Budget's independent accountants (see page 25).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares not voted, whether by marking "ABSTAIN" on your proxy card, by broker non-vote (which is described above) or otherwise, have no impact on the election of directors. Unless a properly executed proxy card is marked "WITHHOLD AUTHORITY," the proxy given will be voted "FOR" the three nominees for director.

     ADOPTION OF THE BUDGET GROUP, INC. 2000 STOCK PLAN. The affirmative vote of the majority of the combined voting power of shares of Class A common stock and Class B common stock represented in person or by proxy and entitled to vote at the meeting is required to approve the Budget Group, Inc. 2000 Stock Plan. A properly executed proxy card marked "ABSTAIN" with respect to the approval of the Budget Group, Inc. 2000 Stock Plan will not be voted. Accordingly, an abstention will have the effect of a vote "AGAINST" the proposal to approve the Budget Group, Inc. 2000 Stock Plan.

     RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. The affirmative vote of the majority of the combined voting power of shares of Class A common stock and Class B common stock represented in person or by proxy and entitled to vote at the meeting is required for approval. A properly executed proxy card marked "ABSTAIN" with respect to the ratification of the appointment of the auditors will not be voted. Accordingly, an abstention will have the effect of a vote "AGAINST" the proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Unless otherwise indicated, the following table sets forth certain information, as of March 24, 2000, with respect to the beneficial ownership of our common stock by (1) each person known by us to beneficially own more than 5% of either class of common stock, (2) each director or nominee for director, (3) our named executive officers and (4) all directors and executive officers as a group. As of March 24, 2000, we had outstanding 35,474,072 shares of Class A common stock and 1,936,600 shares of Class B common stock. This table also gives effect to shares that may be acquired pursuant to options as described in the footnotes below.

                                       CLASS A COMMON STOCK              CLASS B COMMON STOCK           PERCENT OF
                                  -------------------------------   -------------------------------    TOTAL VOTING
                                    NUMBER OF        PERCENT OF       NUMBER OF        PERCENT OF     POWER OF COMMON
                                  CLASS A SHARES   CLASS A SHARES   CLASS B SHARES   CLASS B SHARES        STOCK
                                   BENEFICIALLY     BENEFICIALLY     BENEFICIALLY     BENEFICIALLY     BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS     OWNED(A)          OWNED           OWNED(A)          OWNED             OWNED
--------------------------------  --------------   --------------   --------------   --------------   ---------------
Sanford Miller.................     1,277,923(b)         3.5%        1,092,050(b)         45.5%            19.6%
Jeffrey D. Congdon.............       799,185(c)         2.2           671,650(c)         28.0             12.1
David N. Siegel................       141,800(d)           *                  --            --                *
Robert L. Aprati...............       120,001(e)           *                  --            --                *
Michael B. Clauer..............             0              *                  --            --                *
Mark R. Sotir..................        75,838(f)           *                  --            --                *
Ronald D. Agronin..............        52,400(g)           *                  --            --                *
James F. Calvano...............        77,500(h)           *                  --            --                *
Martin P. Gregor...............        63,905(g)           *                  --            --                *
F. Perkins Hixon...............       230,000(i)           *                  --            --                *
John P. Kennedy................       692,666(j)         1.9           637,900(j)         26.5             11.5
Dr. Stephen L. Weber...........        56,300(h)           *                  --            --                *
All directors and executive
  officers as a group (13
  persons).....................     3,587,518(k)         9.4%        2,401,600(l)       100.0%             42.1%
5% STOCKHOLDERS
-------------------------------
AXA Financial Inc..............     5,575,700(m)        15.7%                 --            --              9.8%
Baron Capital Group, Inc.......     3,384,050(n)         9.5%                 --            --              5.9%
Dimensional Fund Advisors I....     1,759,700(o)         5.0%                 --            --              3.1%

------------------------------

*    Less than 1%
(a) In determining the number and percent of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options, convertible notes or convertible preferred stock exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders. To the best of our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.
(b) Includes (i) 905,800 shares of Class A common stock issuable upon conversion of Class B common stock, (ii) 186,250 shares of Class A common stock issuable upon conversion of Class B common stock issuable upon exercise of options granted under our 1994 Incentive Stock Option Plan (the "1994 Employee Option Plan"), (iii) 8,000 shares of Class A common stock owned by Mr. Miller's minor children but with respect to which Mr. Miller has sole voting and dispositive power, (iv) 16,666 shares of Class A common stock representing a one-third interest in 50,000 shares of Class A common stock held by MCK Real Estate Corporation in which Mr. Miller owns one-third interest and shares voting and dispositive power with Mr. Congdon and Mr. Kennedy and (v) 1,237 shares of Class A common stock held by the Budget Group, Inc. Savings Plus Plan ("Savings Plus Plan") and 1,072 shares held in a 401(k) retirement account. Mr. Miller's address is 125 Basin Street, Suite 210, Daytona Beach, Florida 32114.

(c) Includes (i) 515,400 shares of Class A common stock issuable upon conversion of Class B common stock, (ii) 156,250 shares of Class A common stock issuable upon conversion of Class B common stock issuable upon exercise of options granted under the 1994 Employee Option Plan, (iii) 16,669 shares of Class A common stock owned by the Congdon Family Foundation, Inc. (the "Foundation"), of which Mr. Congdon and his wife share voting and dispositive power as the President and Treasurer and Vice President and Secretary, respectively, of the Foundation, (iv) 16,666 shares of Class A common stock representing a one-third interest in 50,000 shares of Class A common stock held by MCK Real Estate Corporation in which Mr. Congdon owns one-third interest and shares voting and dispositive power with Mr. Miller and Mr. Kennedy; (v) 317 shares of Class A common stock held by the Savings Plus Plan and 1,004 shares held in a 401(k) retirement account. Mr. Congdon's address is Woodland Corporate Center One, 7602 Woodland Drive, Suite 150, Indianapolis, Indiana 46278-2706.
(d) Includes 30,000 shares of Class A common stock held by a trust for benefit of Mr. Siegel's children of which Mr. Siegel's sister-in-law is the trustee and Mr. Siegel may therefore be deemed to have voting and dispositive power of such shares.
(e) Includes (i) 86,250 shares of Class A common stock issuable upon exercise of options granted under the 1994 Employee Option Plan and (ii) 502 shares of Class A common stock held by the Savings Plus Plan.
(f) Includes (i) 45,750 shares of Class A common stock issuable upon exercise of options granted under 1994 Employee Option Plan and (ii) (ii) 463 shares of Class A common stock held by the Savings Plus Plan.
(g) Includes 47,500 shares of Class A common stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(h) Includes 52,500 shares of Class A common stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(i) Includes 30,000 shares of Class A common stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(j) Includes (i) 515,400 shares of Class A common stock issuable upon conversion of Class B common stock, (ii) 122,500 shares of Class A common stock issuable upon conversion of Class B common stock issuable upon exercise of options granted under the 1994 Employee Option Plan, (iii) 15,000 shares of Class A common stock issuable upon exercise of options granted under the 1994 Directors' Plan, and (iv) 16,666 shares of Class A common stock representing a one-third interest in 50,000 shares of Class A common stock held by MCK Real Estate Corporation in which Mr. Kennedy owns one-third interest and shares voting and dispositive power with Mr. Miller and Mr. Congdon. Mr. Kennedy's address is 131 Church Street, Suite 210, Burlington, Vermont 05401.
(k) Includes (i) 1,936,600 shares of Class A common stock issuable upon conversion of Class B common stock, (ii) 465,000 shares of Class A common stock issuable upon conversion of Class B common stock issuable upon exercise of options granted under the 1994 Employee Option Plan, (iii) 377,000 shares of Class A common stock issuable upon exercise of options granted under the 1994 Employee Option Plan, (iv) 2,519 shares of Class A common stock held by the Savings Plus Plan, and (v) 2,076 shares held in 401(k) retirement plans.
(l) Includes 465,000 shares of Class B common stock issuable upon exercise of options granted under the 1994 Employee Stock Option Plan.
(m) Represents shares of Class A common stock owned by affiliates and subsidiaries of AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated) ("AXA") as follows: (i) 1,225,000 shares of Class A common stock held by The Equitable Life Assurance Society of the United States; and (ii) 4,350,700 shares of Class A common stock held by Alliance Capital Management L.P. The Equitable's address is 1290 Avenue of the Americas, New York, New York 10104. This information is included in reliance upon a Schedule 13G filed by AXA with the Commission on February 14, 2000.

(n) Represents shares of Class A common stock beneficially owned by Ronald Baron and by the following entities controlled by Mr. Baron: Baron Capital Group, Inc., BAMCO, Inc., Baron Asset Fund and Baron Capital Management, Inc. (the "Baron Affiliates"). The address for the Baron Affiliates is 767 Fifth Avenue, 24th Floor, New York, New York 10153. This information is included in reliance upon a Schedule 13G/A filed by the Baron Affiliates with the Commission on February 15, 2000.
(o) The address of Dimensional Fund Advisors ("DFA") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. This information is included in reliance upon a Schedule 13G filed by DFA with the Commission on February 3, 2000.

                         ELECTION OF DIRECTORS (ITEM 1)

                        DIRECTORS STANDING FOR ELECTION

     The Board of Directors currently consists of eight (8) directors divided into three classes, having three-year terms that expire in successive years.

WHO ARE THE NOMINEES THIS YEAR?

     The current term of office of Messrs. Congdon and Hixon and Dr. Weber, who are directors in Class II, expires at the 2000 annual meeting. The Board proposes that Messrs. Congdon and Hixon and Dr. Weber be re-elected to Class II for a new term of three years and until their successors are duly elected and qualified.

WHAT IF A NOMINEE IS UNWILLING TO SERVE?

     Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. In no event will proxies be voted for the election of more than two nominees to the Board of Directors.

WHAT IS THE BACKGROUND OF THIS YEAR'S NOMINEES?

     CLASS II DIRECTORS.

     The directors standing for election are:

     Jeffrey D. Congdon, 56, was first elected as a director in April 1994 and has been Vice Chairman of the Board of Directors since January 1991. From January 1991 to March 1998 Mr. Congdon also served as Budget's Chief Financial Officer. From December 1990 until March 1999, he was Secretary and Treasurer of Tranex Credit Corporation, which provided financing for purchases of previously owned vehicles. From 1980 to 1989, he was an executive officer and principal stockholder of corporations that owned and operated 30 Budget franchises that were sold to BRACC in 1989. From 1982 to 1996, Mr. Congdon owned and operated retail new and/or used vehicle sales operations in Indianapolis, Indiana.

     Dr. Stephen L. Weber, 58, was first elected as a director in April 1994. Since June 1996, Dr. Weber has been the President of San Diego State University. From August 1995 to June 1996, he was the Interim Provost of the State University of New York System. From 1988 until June 1996, he was President of the State University of New York, College at Oswego. Dr. Weber is a member of Budget's Nominating Committee.

     F. Perkins Hixon, Jr., 41, has served since February 1996 as a managing director in Credit Suisse First Boston Corporation's ("CSFBC") New York Investment Banking Department, where he was first employed as an associate in 1985. Mr. Hixon also serves as a member of CSFBC's Worldwide Investment Banking and Investment Committees. Mr. Hixon is the Chairman of the Board's Audit/Finance Committee and is a member of the Nominating Committee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. CONGDON AND HIXON AND DR. WEBER TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2003 OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

                         DIRECTORS CONTINUING IN OFFICE

WHAT IS THE BACKGROUND OF THE DIRECTORS NOT STANDING FOR ELECTION THIS YEAR?

     CLASS I DIRECTORS. The following Class I directors were elected at Budget's 1998 annual meeting for terms ending in 2001:

     Sanford Miller, 47, has been the Chairman of the Board of Directors and Chief Executive Officer and a director since April 1994. From August 1991 to August 1994, he was Vice President of Tranex Rentals of New York, Inc. ("Tranex"), which operated the Albany and Rochester Budget franchises, and from December 1991 to August 1994, was Vice President of Capital City Leasing, Inc. ("Capital City"), which operated the Richmond, Virginia Budget franchise. From 1989 to 1991, Mr. Miller served as Director of Marketing, Special Accounts, for Budget Rent a Car Corporation ("BRACC"). From 1981 to 1989, Mr. Miller was an executive officer and principal stockholder of corporations that owned and operated 30 Budget franchises that were sold to BRACC in 1989. From 1979 to 1981, he was North East Regional Field Operation Manager for BRACC. Mr. Miller served as President of the American Car Rental Association, a nationwide industry trade association in 1993 and Chairman of the Licensee Local Market Advisory Board of the Budget System in 1989 and 1990. Mr. Miller is also a director of Tranex Credit Corporation, AVTEAM, Inc. and Peninsula Bank of Central Florida and is the Chairman of the Board of College Foundation, Inc., Oswego State University. Mr. Miller is the first cousin of Mr. Agronin.

     James F. Calvano, 63, was first elected as a director in August 1994. Since January 1999, Mr. Calvano has been a consultant for MoneyGram Payment Systems, Inc ("MoneyGram"), a provider of electronic money transfer services, where he served as Chairman of the Board, Chief Executive Officer and a director from December 1996 to July 1998 and was a consultant from February 1996 to December 1996. From June 1991 to February 1996, he was the Executive Vice President of Marketing for Travelers Group, a subsidiary of Travelers, Inc. From November 1993 to February 1995, he was Chief Administrative Officer of Travelers Insurance Companies. From June 1991 to May 1993, Mr. Calvano was President and Chief Operating Officer of New Valley Corp. From January 1989 to December 1990, Mr. Calvano was President and Chief Executive Officer of Carlson Travel Group and Executive Vice President of Carlson Companies Inc. From November 1986 to December 1988, he served as President of Commercial Credit Corp. and Executive Vice President of Primerica Corp. Mr. Calvano served American Express Travel Related Services Co., Inc. as its Vice Chairman, President of Payment Systems Division, USA and President of Consumer Financial Services Division, USA between October 1981 and November 1986. From 1972 to 1981, Mr. Calvano was employed by Avis and served in various capacities, including President and Chief Executive Officer, Executive Vice President and Chief Operation Officer and Group Vice President, Western Hemisphere. Mr. Calvano is Chairman of the Board's Nominating Committee and is a member of the Compensation Committee.

     Martin P. Gregor, 36, was first elected as a director in December 1996. Mr. Gregor serves as a managing director of McDonald Investments, Inc., where he began his employment as an associate in 1989. Mr. Gregor is Chairman of the Board's Compensation Committee and is a member of the Audit/Finance Committee.

     CLASS III DIRECTORS. The following Class III directors were elected at Budget's 1999 annual meeting for terms ending in 2002:

     Ronald D. Agronin, 62, was first elected as a director in April 1994. He has been a consultant for Black Clawson Company ("Black Clawson"), a manufacturer of paper making machinery, and United Container Machinery, Inc. ("United Container Machinery"), a corrugating machinery manufacturer, since April 1998. From 1993 to April 1998, Mr. Agronin was Vice Chairman of Black Clawson and President and Chief Executive Officer of United Container Machinery. He served as Executive Vice President and Chief Operating Officer of Black Clawson from 1987 to 1993. Mr. Agronin is the first cousin of Mr. Miller. Mr. Agronin is a member of the Board's Compensation and Audit/Finance Committees.

     John P. Kennedy, 55, was first elected as a director in April 1994 and served as Vice Chairman of the Board of Directors from May 1997 to December 1998. From August 1994 to May 1997, he was Budget's

President and Chief Operating Officer. From November 1991 to August 1994, he was Chairman and President of Metro West, Inc., whose wholly owned subsidiary previously owned Budget's San Diego airport operations. From November 1990 to November 1991, he was an independent consultant to the vehicle rental industry. From July 1985 to August 1989, he served as President of NYRAC, Inc. d/b/a Budget Rent a Car of Kennedy and La Guardia Airports. From 1968 to 1984, he served in various capacities with Avis, Inc. ("Avis"), including Vice President of Operations.

HOW ARE DIRECTORS COMPENSATED?

     CASH COMPENSATION. Non-employee directors receive an annual retainer of $18,000. Directors who are also employees of Budget are not separately compensated for their service as directors.

     OPTIONS. Non-employee directors are eligible to participate in Budget's 1994 Directors' Stock Option Plan (the "Directors' Plan"). In 1999, Budget granted options to purchase an aggregate of 105,000 shares of Class A common stock to outside directors under the 1994 Directors' Plan. These options were granted on February 25, 1999, expire on February 25, 2009 and are exercisable at a price of $11.00 per share.

HOW OFTEN DID THE BOARD MEET DURING 1999?

     The Board of Directors met or acted by written consent nine times during 1999. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Nominating, Compensation and Audit/Finance Committees.

     NOMINATING COMMITTEE. The Nominating Committee consists of Messrs. Calvano and Hixon and Dr. Weber. This Committee is responsible for nominating candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by Budget's stockholders if the nomination is set forth in writing and delivered to Budget's General Counsel and Secretary at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114. During 1999 the Nominating Committee held one meeting.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Gregor, Calvano and Agronin. The Compensation Committee establishes salaries, incentives and other forms of compensation for senior officers of Budget, administers Budget's incentive compensation and benefit plans and recommends policies relating to such plans. This Committee met or acted by written consent seven times in 1999.

     AUDIT/FINANCE COMMITTEE. The Audit/Finance Committee consists of Messrs. Agronin, Gregor and Hixon. This Committee reviews Budget's accounting practices, internal accounting controls and financial results and oversees the engagement of Budget's independent auditors. The Audit/Finance Committee met four times in 1999.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding Budget's executive officers:

NAME                                     AGE           POSITION(S) WITH BUDGET
----                                     ---           -----------------------
Sanford Miller.........................  47    Chairman of the Board of Directors,
                                               Chief Executive Officer and Director
Jeffrey D. Congdon.....................  56    Vice Chairman of the Board of Directors
                                                 and Director
David N. Siegel(1).....................  38    President and Chief Operating Officer
Neal S. Cohen(2).......................  39    Executive Vice President and Chief
                                                 Financial Officer
Robert L. Aprati.......................  55    Executive Vice President, General
                                               Counsel and Secretary
Mark R. Sotir..........................  36    President, North American Vehicle
                                               Rental Operations

---------------

(1) Mr. Siegel became President and Chief Operating Officer of Budget effective as of October 26, 1999.
(2) Mr. Cohen became Executive Vice President and Chief Financial Officer of Budget effective as of January 10, 2000.

     Each of the above executive officers was elected by the Board to hold office until the next annual election of officers and until his successor is elected and qualified or until his earlier resignation or removal.

     David N. Siegel has been President and Chief Operating Officer since October 26, 1999. From 1995 until his appointment at Budget, he served as President of Continental Express, a wholly owned subsidiary of Continental Airlines, Inc. From 1993 to 1995, Mr. Siegel served Continental Airlines, Inc. as Senior Vice President of Planning, and, previously, as Vice President of Corporate Development. From 1991 to 1993, Mr. Siegel served as Director of Corporate Planning for Northwest Airlines. Prior to 1991, Mr. Siegel worked for Bain & Company, an international strategy consulting firm specializing in business turnarounds.

     Neal S. Cohen has been Executive Vice President and Chief Financial Officer since January 10, 2000. From 1991 to his appointment at Budget, Mr. Cohen worked for Northwest Airlines where his responsibilities included capital markets and banking, budgeting, tax and risk management, business development and market planning, and where, most recently, he served as Senior Vice President and Treasurer. From 1984 to 1991, Mr. Cohen worked for General Motors at its New York treasurer's office where he held positions in international finance, banking, financial analysis, and planning.

     Robert L. Aprati has been Executive Vice President, General Counsel and Secretary of Budget since August 1997, was Senior Vice President, General Counsel and Secretary of BRACC from January 1988 to July 1997 and was Vice President, General Counsel and Secretary of BRACC from September 1978 to January 1988.

     Mark R. Sotir has been President, North American Vehicle Rental Operations since January 2000. He has served in management positions for BRACC since April 1995. He served as President, North America, Budget Rent a Car Corporation from January 1999 to December 1999. From August 1998 to January 1999, he was Senior Vice President, Operations; from June 1997 to August 1998 he was Senior Vice President, Marketing; from June 1996 to June 1997 he was Vice President, Marketing; and from April 1995 to June 1996 he was Vice President, Revenue Management. Prior to joining BRACC, Mr. Sotir was Marketing Manager for The Coca-Cola Company from August 1994 to April 1995 and was Senior Production Manager from July 1993 to August 1994.

     For descriptions of the business experience of Mr. Miller, see "Item 1 -- Directors Continuing in Office" and of Mr. Congdon, see "Item
1 -- Directors Standing for Election."

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the five other most highly compensated executive officers of Budget who served in such capacities as of December 31, 1999 (the "Named Executive Officers") for services rendered to Budget during each of the last three fiscal years.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                             ANNUAL COMPENSATION            ------------
                                    -------------------------------------    SECURITIES
                                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
Sanford Miller.............  1999   $607,625   $      0         --             155,000         $24,354
  Chairman of the Board      1998    468,807    327,000         --             115,000           3,667
  of Directors and Chief     1997    317,500    334,000         --              90,000          17,625
  Executive Officer
Jeffrey D. Congdon.........  1999    425,000          0         --             135,000          32,062
  Vice Chairman of the       1998    406,874    286,500                         95,000           3,525
  Board of Directors         1997    298,750    333,000         --              75,000           2,855
David N. Siegel(3).........  1999     57,693    500,000         --             500,000             718
  President and Chief
  Operating Officer
Robert L. Aprati(4)........  1999    240,000     51,950         --              45,000          18,494
  Executive Vice President,  1998    220,444    150,000         --              50,000           2,969
  General Counsel and        1997    133,200    150,000         --              50,000           4,152
  Secretary
Michael B. Clauer(5).......  1999    240,000     53,000         --              46,000(6)        4,515
  Executive Vice President   1998    218,563     40,000         --              35,000             577
  and Chief Financial
     Officer                 1997     25,000     40,000                         40,000              92
Mark R. Sotir..............  1999    250,808     42,000         --              60,000           6,438
  President, North American  1998    173,785    100,000         --              41,500          42,902
  Vehicle Rental Operations  1997    150,408          0         --              10,000          37,504

---------------

(1) While the Named Executive Officers enjoy certain perquisites, for fiscal years 1999, 1998 and 1997 these did not exceed the lesser of $50,000 or 10% of each Named Executive Officer's salary and bonus.
(2) For all the Named Executive Officers, "All other compensation" includes amounts for:
     - Payment of life and insurance premiums;
     - Payment of disability insurance premiums; and
     - Matching contributions under Budget's 401(k) Plan.

                               LIFE INSURANCE       DISABILITY
            NAME                  PREMIUMS      INSURANCE PREMIUMS   MATCHING CONTRIBUTIONS
            ----               --------------   ------------------   ----------------------
Sanford Miller...............     $17,072             $3,523                 $2,679
Jeffrey D. Congdon...........      25,125              4,412                  2,525
David N. Siegel..............         718                  0                      0
Robert L. Aprati.............      12,732              2,731                  3,031
Michael B. Clauer............         596              2,817                  1,102
Mark R. Sotir................       3,295                 77                  3,066

     For Mr. Miller, "All other compensation" also includes $1,080 related to an automobile allowance.

(3) Mr. Siegel began his employment with Budget on October 26, 1999.
(4) Mr. Aprati commenced serving as an executive officer in August 1997. The 1997 salary reflects amounts paid from April 30, 1997, when Team Rental Group, Inc. acquired Budget Rent a Car Corporation, to December 31, 1997.
(5) Mr. Clauer began his employment with Budget in November 1997 and commenced serving as an executive officer in September 1998. Mr. Clauer resigned his position on January 10, 2000, effective as of February 28, 2000.
(6) Options to purchase 34,500 shares of Class A common stock granted in 1999 were forfeited upon Mr. Clauer's resignation.

              OPTION GRANTS DURING 1999 AND YEAR-END OPTION VALUES

     The following table describes the stock options granted to the Named Executive Officers in 1999:

                                                                                         POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                             --------------------------------------------------------       ANNUAL RATES OF
                             NUMBER OF    PERCENT OF TOTAL                                    STOCK PRICE
                             SECURITIES       OPTIONS                                        APPRECIATION
                             UNDERLYING      GRANTED TO      EXERCISE OR                  FOR OPTION TERM(1)
                              OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------
NAME                         GRANTED(2)    FISCAL YEAR(3)     PER SHARE       DATE          5%          10%
----                         ----------   ----------------   -----------   ----------   ----------   ----------
Sanford Miller.............   155,000(4)         9.3%         $  11.00       2/24/09     1,072,265    2,717,331
Jeffrey D. Congdon.........   135,000(4)         8.1             11.00       2/24/09       933,909    2,366,708
David N. Siegel............   500,000(5)        29.9            6.1875      10/21/09     1,945,643    4,930,641
Robert L. Aprati...........    45,000(5)         2.7             11.00       2/24/09       311,606      788,903
Mark R. Sotir..............    60,000(5)         3.6             11.00       2/24/09       415,070    1,051,870
Michael B. Clauer..........    46,000(5)         2.8             11.00       2/24/09(6)    318,221      806,434

---------------

(1) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by Commission rules and do not represent Budget's estimate or projection of the future price of Class A common stock. Budget does not believe that this method accurately illustrates the potential value of a stock option.
(2) Options granted to executive officers in 1999 (other than Mr. Siegel) vest in four equal annual installments on February 24 of each year during the four-year period ending February 26, 2003. Options granted to Mr. Siegel in 1999 vest in four equal installments on October 21 of each year during the four-year period ended October 21, 2003.
(3) Options to purchase a total of 1,379,700 shares of Class A common stock and 290,000 shares of Class B common stock were granted to employees in 1999.
(4) Represents options to purchase shares of Class B common stock.
(5) Represents options to purchase shares of Class A common stock.
(6) Options to purchase 34,500 shares of Class A common stock granted in 1999 were forfeited upon Mr. Clauer's resignation.

AGGREGATE OPTION EXERCISES DURING 1999 AND YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to option exercises by the Named Executive Officers during 1999 and the value of options owned by the Named Executive Officers at December 31, 1999.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                   SHARES                      DECEMBER 31, 1999           DECEMBER 31, 1999(1)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                             ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------   -----------   -------------   -----------   -------------
Sanford Miller.................       0           0         118,750        241,250          $0         $        0
Jeffrey D. Congdon.............       0           0          98,750        206,250           0                  0
David N. Siegel................       0           0               0        500,000           0          1,421,875
Robert L. Aprati...............       0           0          62,500         82,500           0                  0
Mark R. Sotir..................       0           0          20,375        111,500           0                  0
Michael B. Clauer..............       0           0          48,750        121,000           0                  0

---------------

(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $9.03125, the average of the high and low Class A common stock price reported for New York Stock Exchange transactions on December 31, 1999.

     As of December 31, 1999, options to purchase a total of 3,378,371 of Class A common stock and 665,000 shares of Class B common stock with exercise prices ranging from $6.1875 to $37.07 per share were outstanding under Budget's 1994 Incentive Stock Option Plan.

     On March 24, 2000, the closing sales price of the Class A common stock on the New York Stock Exchange was $4.6875.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on Budget's Class A common stock against the cumulative total return of the New York Stock Exchange Composite Index, the Standard & Poors 500 Index, Budget's peer group index for 1998 (the "1998 Peer Group") and Budget's peer group index for 1999 (the "1999 Peer Group"). The 1998 Peer Group consists of Amerco, National Auto Credit, Inc., Pacific International Services Corp., Rollins Truck Leasing Corp. and Ryder Systems Inc. The 1999 Peer Group consists of Avis Group Holdings, Inc., Hertz Corporation, Dollar Thrifty Automotive Group, Inc., Amerco, Autonation, Inc. and United Auto Group, Inc. In revising its former peer group index, Budget took into consideration its expansion into additional lines of business, the entry of new competitors into Budget's lines of business and a reassessment of Budget's position in the marketplace. The stock performance graph assumes $100 was invested on December 31, 1994 and measures the return thereon at various points based on the closing price of the Class A common stock on the dates indicated.

                       12/31/94    12/31/96    12/31/97    12/31/97    12/31/98    12/31/99
BGI                    100.0000    175.1724    381.3793    179.3103     93.7931    104.8276
S&P 500                100.0000    134.1107    161.2864    211.2984    267.6487    319.9099
NYSE                   100.0000    133.4516    168.1672    206.2426    239.4464    299.8383
1999 Peer Group        100.0000    201.1878    157.9528    274.3017    231.2829    245.6499
1998 Peer Group        100.0000    123.2781    161.9131    106.3749     99.3401     88.3272

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either of the Acts, except to the extent Budget specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Budget's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists entirely of directors who are not employees of Budget to ensure that executive compensation is determined in an objective manner. In addition to determining the salary and bonus compensation for Budget's most highly compensated executive officers, the Compensation Committee administers Budget's 1994 Employee Incentive Stock Option Plan (the

"Plan") and, accordingly, determines the nature, timing and amount of option grants to executive officers under the Plan.

     Executive Officer Compensation Policy. Budget is engaged in a highly competitive and dynamic industry, and Budget's success depends in large part upon its ability to attract, motivate, retain and reward executive officers. The Compensation Committee endeavors to align the long-term interests of Budget, its stockholders and its management in determining executive compensation. The Compensation Committee believes the mutuality of interests between Budget's executive officers and Budget's stockholder is strengthened by increasing executive officer's ownership of Common Stock through equity-based compensation. A significant portion of executive officer compensation, therefore, generally consists of stock option grants.

     At least annually the Compensation Committee reviews the individual contributions and performance of each executive officer, as well as prior compensation granted. The Compensation Committee takes into account the Chief Executive's recommendation as well as various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for executive officers. In particular, the Compensation Committee considers several financial performance measures, including stock price, revenue growth and net income, as well as the individual executive's work experience, level of responsibility and contribution to Budget's long-term success. It also monitors executive compensation levels of certain comparably sized public companies to ensure Budget's executive compensation levels remain competitive.

     Executive compensation decisions in 1999 were largely considered in light of the contributions of executive officers to the successful integration of the 1998 acquisitions, the compensation level of officers of acquired companies who joined Budget in 1998, and the need to attract and motivate seasoned, new executive officers to Budget who are able to make valuable contributions to Budget's success. The Board of Directors also considered the restructuring and other initiatives implemented by Budget in 1999 and the need to attract and retain qualified executive officers to implement these initiatives.

     Chief Executive Officer Compensation. The compensation of the Chief Executive Officer, Mr. Miller, is established by the Compensation Committee and reviewed and adjusted at least annually. Mr. Miller's compensation is principally comprised of a base salary, a bonus and stock option awards which are primarily tied to Budget's revenue growth, net income per share and other achievements. In determining the reasonableness of the compensation awarded to Mr. Miller in 1999, the Compensation Committee applied the policies and factors discussed above with an emphasis on his continuing importance to the strategic direction and growth of Budget.

     Mr. Miller's base salary to February 2, 1999 was $500,000 per year. From February 2, 1999 to December 31, 1999, Mr. Miller's base salary was $643,500. In 1999, Budget paid Mr. Miller no bonus and granted Mr. Miller an option to purchase 155,000 shares of Class B common stock under the Plan with an exercise price equal to $11.00, the fair market value of the underlying stock on the date prior to the date of grant.

     The Committee has determined that it is unlikely that Budget would pay any amounts for 1999 that would result in a loss of the federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

                                                THE COMPENSATION COMMITTEE
                                                     Martin P. Gregor
                                                     James F. Calvano
                                                    Ronald D. Agronin

     The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent Budget specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Gregor, a director who served on Budget's Compensation Committee in 1999, is a managing director of McDonald Investments, Inc. ("McDonald"), an investment banking firm which periodically performs services for Budget for which it receives compensation.

     McDonald has been appointed as consultant to the Budget Group Inc. SavingsPlus Plan and Budget Rent a Car Corporation Employees' Pension Plan and is responsible for establishing, implementing and supervising Investment Policies and other related services. McDonald is entitled to receive cash compensation of $290,000 annually, which is charged to the plans proportionately based on the amount of services provided.

EXECUTIVE SEVERANCE AGREEMENTS

     Budget has entered into a severance agreement (the "Severance Agreement") with each of the Named Executive Officers as well as Mr. Cohen (each an "Executive") which provides for severance payments and benefits to the Executive if his employment is terminated under various circumstances described therein. Under each Severance Agreement, if an Executive's employment is terminated (a) voluntarily by the Executive within one year after a "change in control" of Budget, (b) by reason of the Executive's death or "disability", (c) within one year after the occurrence of certain other events constituting "good reason" or
(d) involuntarily terminated without "cause" (as such terms are defined in the Severance Agreement), the Executive generally would be entitled (i) to receive a lump sum payment due within 30 days of termination in an amount of up to three times the sum of the Executive's annual base salary rate plus certain bonus amounts, (ii) to receive his base salary and a pro rated portion of his target bonus through the date of termination, (iii) to receive certain contributions (or equivalents) under the Budget Defined Contribution Retirement Plan and the Budget SavingsPlus (401(k) Plan), (iv) to continue to participate in Budget's insurance benefit programs for up to 36 months, (v) to use up to two Company cars for up to 36 months and (vi) to receive certain other benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SIGNING BONUS AND STOCK PURCHASE LOAN

     Upon his employment by Budget, David N. Siegel, President and Chief Operating Officer, received a $500,000 signing bonus and Neal S. Cohen, Executive Vice President and Chief Financial Officer, received a $250,000 signing bonus (each bonus respectively, a "Signing Bonus"). If Mr. Siegel or Mr. Cohen voluntarily terminates his employment without "good reason", within twelve months of the beginning of his employment by Budget (i.e., prior to October 26, 2000 for Mr. Siegel and prior to January 10, 2001 for Mr. Cohen), his respective Signing Bonus will be repayable in full to Budget.

     Upon his employment by Budget, Mr. Seigel also received a $1 million interest-free loan and Mr. Cohen received a $250,000 interest-free loan (each loan respectively, a "Loan") from Budget, the proceeds of which were used exclusively for the purchase of Budget Class A common stock. Each Loan will be forgiven at the rate of 25% per year over the first four years of Mr. Siegel's and Mr. Cohen's respective employment by Budget. Budget will provide Mr. Siegel and Mr. Cohen with additional cash compensation to cover the tax consequences to Mr. Siegel and Mr. Cohen of any imputed interest with respect to the Loan. In addition, Budget will pay additional cash compensation in an amount sufficient to pay, on an after tax basis, the tax consequences of any debt forgiveness with the Loan if the average closing price of the Budget Class A common stock is equal to or greater than certain agreed-upon target levels. If Mr. Siegel or Mr. Cohen sells, within 48 months of the beginning of his employment by Budget, any Budget Class A common stock purchased with proceeds of the Loan, Mr. Siegel or Mr. Cohen, respectively, will repay to Budget a portion of the Loan based on the number of shares sold. If Mr. Siegel or Mr. Cohen voluntarily terminates his employment without "good reason" within 48 months of the beginning of his employment by Budget, the outstanding principal balance of the Loan, after taking into account any forgiveness will be repayable to Budget.

     For purposes of each Signing Bonus and each Loan, "good reason" is generally defined as (1) the assignment of duties inconsistent with the position, duties and responsibilities of President and Chief Operating Officer or Executive Vice President and Chief Financial Officer, for each of Mr. Siegel and Mr. Cohen, respectively, (2) a material diminution in Mr. Siegel's or Mr. Cohen's respective position, duties and responsibilities, (3) reduction in Mr. Siegel's or Mr. Cohen's respective benefits and total compensation package, (4) exclusively relating to Mr. Siegel, relocation from the metropolitan Chicago area to an area other than Denver, Colorado or Orlando, Florida and (5) exclusively relating to Mr. Cohen, relocation from the metropolitan Chicago area.

LEASES

     Alabama. Our Mobile, Alabama airport service facility is leased from Messrs. Miller and Congdon and another individual. This lease terminates July 14, 2004 and is not subject to any renewal options. Rental payments under the lease were approximately $69,800 in 1999.

     Florida. Our Gainesville, Florida airport service facility is leased from Mr. and Mrs. Miller, Mr. and Mrs. Congdon and another individual. This lease terminates May 31, 2004, subject to renewal. Rental payments under the Lease were approximately $53,000 in 1999. Our Tallahassee, Florida airport service facility is leased from Mr. and Mrs. Miller, Mr. Miller's brother-in-law, who is an employee of Budget, and an unrelated individual. This lease terminates May 31, 2004. Rental payments under the lease were approximately $61,100 in 1999.

     Indiana. Mr. Congdon had a 50% equity interest in CM Land Management, LP, an entity that owned a retail car sales facility in Indianapolis, Indiana which is leased to Budget. This lease terminates on March 1, 2004, subject to renewal. Rental payments under the lease totaled approximately $312,000 in 1999.

     New York. Our Rochester, New York airport facility is leased from a partnership formed by Mr. Miller and a former employee of Budget. This lease terminates in 2013, subject to renewal. Rental payments under the lease were approximately $97,300 in 1999. Our La Guardia, New York airport service facility is leased from Messrs. Miller, Congdon and Kennedy. This lease terminated June 30, 1999, and is currently on a month to month basis pending completion of lease negotiations. Rental payments under the lease were approximately $779,600 in 1999.

     Ohio. We lease one of our Dayton, Ohio retail car sales facilities from MCK Real Estate Corporation ("MCK"), which is owned by Messrs. Miller, Congdon and Kennedy. This lease terminates in March 2007, subject to renewal. Rental payments under the lease were approximately $135,100 in 1999.

     Pennsylvania. Our Philadelphia, Pennsylvania retail vehicle sales facility, regional administrative headquarters and vehicle maintenance facility are leased from MCK. This lease terminates in September 2002, subject to renewal. Rental payments under the lease were approximately $222,500 in 1999.

     Virginia. Our Richmond, Virginia airport facility is leased from a partnership formed by Mr. Miller and an another individual (the "Richmond Partnership"). This lease terminates in 2013, subject to renewal. Rental payments under the lease were approximately $108,500 in 1999. Our Chesterfield County, Virginia non-airport facility is also leased from the Richmond Partnership. This lease commenced in June 1994 and terminates in May 2014, subject to renewal. Rental payments under this lease were approximately $44,600 in 1999. Our Richmond, Virginia retail vehicle sales facility is leased from MCK. This lease terminates in October 2000, subject to renewal. Rental payments under the lease were approximately $160,700 in 1999.

     All of the above leases are on a triple net basis (i.e., we are responsible for the payment of taxes, insurance and utilities and for the general maintenance of these facilities in addition to our obligations to pay base rent). We believe that these leases are on terms no less favorable to us than could be obtained from unaffiliated third parties.

TRANEX CREDIT CORPORATION

     Prior to March 1999, Mr. Congdon owned a 50% equity interest in and served as Secretary and Treasurer and a director of Tranex Credit Corporation ("Tranex"). In 1999, we sold accounts receivable to Tranex totaling approximately $744,606 generated pursuant to financing arrangements we extended to purchasers of vehicles sold by us at our retail sales locations.

PENINSULA BANK

     Mr. Miller is a director of Peninsula Bank of Central Florida, in Daytona Beach, Florida. We maintained a cash management account at that bank which had an average monthly balance during 1999 of approximately $4,654,626.

CREDIT SUISSE FIRST BOSTON CORPORATION

     Mr. Hixon, one of our directors, is a managing director of CSFBC, an investment banking firm which periodically performs fee-based services for us. CSFBC and its affiliates have provided extensive investment banking and advisory services to us in connection with certain of our debt facilities and public offerings of securities for customary fees. Most recently, during 1999 CSFBC acted as a lead underwriter in connection with the issuance of Budget's 9 1/8% Senior Notes Due April 1, 2006. CSFBC is also a lender under our $550 million credit facility.

MCDONALD INVESTMENTS, INC.

     Mr. Gregor, one of our directors, is a managing director of McDonald, an investment banking firm which periodically performs services for Budget for which it receives compensation. McDonald has been appointed as consultant to the Budget Group Inc. SavingsPlus Plan and Budget Rent A Car Corporation Employees' Pension Plan and is responsible for establishing, implementing and supervising Investment Policies and other related services. McDonald is entitled to receive cash compensation of $290,000 annually, which is charged to the plans proportionately based on the amount of services provided.

                             APPROVAL OF THE BUDGET
                      GROUP, INC. 2000 STOCK PLAN (ITEM 2)

     The Board of Directors has adopted and unanimously recommends that the shareholders approve the Budget Group, Inc., 2000 Stock Plan (the "2000 Plan"), initially covering the issuance of 5,935,117 shares of common stock.

     The 2000 Plan will be approved upon receiving the affirmative vote of holders of a majority of the shares voting at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted "FOR" approval of the 2000 Plan.

     The primary purpose of the 2000 Plan is to (i) attract and retain key individuals, (ii) provide an incentive to individuals and (iii) to provide key individuals with a stake in the future of Budget which corresponds to the stake of each of Budget's shareholders.

     The 2000 Plan was developed as part of the restructuring program announced by Budget in January 2000. In connection with the restructuring program, Budget has offered to buy back and cancel options to acquire approximately 763,120 shares of Class A common stock which had been granted under Budget's 1994 Incentive Stock Option Plan (the "1994 Plan"). Budget does not intend to grant any additional options under the 1994 Plan. The 2000 Plan was developed in consultation with Organizational Concepts, an outside compensation consulting firm, and is designed to more closely align the interests of option recipients with the interests of Budget's outside stockholders.

     The following discussion summarizes the material terms of the 2000 Plan. This discussion does not comport to be complete and is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached to this proxy statement as Annex "A".

ADMINISTRATION

     The 2000 Plan will be administered by a Committee of two or more Directors serving on Budget's Board of Directors (the "Committee"). Each Director, while serving as a member of the Committee, must satisfy the requirements for a "Non-Employee" Director under Rule 16(b)-(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside Director " under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All grants under the 2000 Plan will be evidenced by a certificate that will incorporate such terms and conditions as the Committee deems necessary or appropriate.

COVERAGE ELIGIBILITY AND ANNUAL GRANT LIMITS

     The 2000 Plan will provide for the issuance of stock options ("Options") to key individuals, for the issuance of stock appreciation rights ("SAR") to key individuals and for the making of stock grants ("Stock Grants") to key individuals. A key individual will be any member of the Board of Directors who is not an employee of Budget (or any subsidiary, parent or affiliate of Budget) and any employee of Budget or any subsidiary, parent or affiliate of Budget designated by the Committee and who, in the judgment of the Committee, acting in its absolute discretion, is a key to the success of one of these entities. Budget estimates that there currently are approximately 100 such key employees. No key individual in any calendar year may be granted an option to purchase more than 500,000 shares of common stock or an SAR or Stock Grant with respect to more than 500,000 shares of common stock unless such grant is made in connection with his or her initial employment with Budget or any subsidiary, parent or affiliate of Budget, or his initial appointment to the Board of Directors, in which event the share limit will be 1,000,000 shares.

SHARES RESERVED FOR ISSUANCE UNDER PLAN

     There initially shall be 5,935,117 shares of common stock reserved for issuance under the 2000 Plan. These shares shall consist of:

          (1) 1,820,000 new shares, and

          (2) the 4,115,117 shares which currently remain available for issuance under the 1994 Plan.

However, each share of common stock issued under the 1994 Plan or under the Budget Group, Inc. 1994 Directors' Stock Option Plan pursuant to the exercise of outstanding options granted under such plans shall reduce the number of shares of common stock reserved for issuance under the 2000 Plan by one share of stock.

     As of January 1, 2001 and as of each January 1 thereafter, the Board of Directors shall have the right to reserve an additional number of shares of common stock for issuance under the 2000 Plan, but such additional number in no event shall exceed the lesser of (a) 1.5% of the average number of fully diluted shares of common stock outstanding in the immediately preceding calendar year or
(b) the number of shares of stock which, when added to the number of shares of stock already reserved for issuance under the 2000 Plan, would result in a total number of shares of stock reserved for issuance under the 2000 Plan on such January 1 which is not more than 12.5% of the average number of fully diluted shares of common stock outstanding in the immediately preceding calendar year.

     Finally, any shares of common stock used to exercise an Option or to satisfy any condition to a Stock Grant thereafter also shall be reserved for issuance under the 2000 Plan, but any shares of stock used to satisfy a withholding obligation shall not again be reserved for issuance under the 2000 Plan.

OPTIONS

     Under the 2000 Plan, either incentive stock options ("ISOs"), which are intended to qualify for special tax treatment under Code Section 422, or non-incentive stock options ("Non-ISOs") may be granted to key individuals who are employees of Budget or a subsidiary or parent of Budget. Non-ISOs can be granted to all key individuals. Each Option granted under the 2000 Plan entitles the holder thereof to purchase the number of shares of common stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Option granted under the 2000 Plan will be determined by the Committee, but no ISO will be granted at an exercise price which is less than the fair market value of the common stock as determined on the grant date in accordance with the 2000 Plan. In addition, if the Option is an ISO that is granted to a 10% shareholder of Budget, the option price will be no less than 110% of the fair market value of the shares of common stock on the grant date. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% shareholder of Budget, it may not be exercisable more than 5 years from the grant date. Moreover, no key individual who is an employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date the ISO was granted) that exceeds $100,000.

STOCK APPRECIATION RIGHTS

     SARs may be granted by the Committee to key individuals under the 2000 Plan, either as part of an Option or as stand alone SARs. The terms and conditions for an SAR granted as part of an Option will be set forth in the related Option Certificate while the terms and conditions of a stand alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount equal to the excess of the fair market value of one share of common stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the "SAR Value"), multiplied by the number of shares of common stock in respect of which the SAR is being exercised. The SAR Value for an SAR will be the fair market value of share of Common Stock as determined on the grant date in accordance with the 2000 Plan.

STOCK GRANTS

     A Stock Grant may be made by the Committee to key individuals under the 2000 Plan. The terms and conditions for a Stock Grant made will be set forth in the related Award Certificate and will be determined by the Committee, acting in its sole discretion. The Committee may make the issuance of Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of common stock issued pursuant to such a grant subject to similar conditions. Upon the satisfaction of any applicable forfeiture conditions, the Shares underlying the Stock Grant will be transferred to the key individual.

NON-TRANSFERABILITY

     No Option, Stock Grant or SAR will (absent the Committee's consent) be transferable by a key individual other than by will or the laws of descent and distribution, and any Option, Stock Grant or SAR will (absent the Committee's consent) be exercisable during a key individual's lifetime only by the key individual.

AMENDMENTS TO THE 2000 PLAN

     The 2000 Plan may be amended by the Board to the extent it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), and the 2000 Plan may be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any Option, Stock Grant or SAR previously granted without the consent of the holder of such Option, Stock Grant or SAR or unless there is a dissolution or liquidation of Budget or a similar transaction.

ADJUSTMENT OF SHARES

     The number, kind, or class of shares of common stock reserved for issuance under the 2000 Plan, the annual grant, caps, the number, kind or class of shares of common stock subject to Options, Stock Grants or SARs granted under the 2000 Plan and the option price of the Options and the SAR value of the SARs shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Budget.

MERGERS

     The Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of common stock reserved for issuance under the 2000 Plan, and the number, kind and class of shares of common stock subject to Option and SAR grants and Stock Grants previously made under the 2000 Plan and the related option price of the Options and SAR Value of the SARs and, further, shall have the right to make (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) Option and SAR grants and Stock Grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

CHANGE IN CONTROL

     If there is a change in control of Budget (i) any conditions to the exercise of outstanding Options and SARs and Stock Grants made under the 2000 Plan automatically shall expire and shall have no further force or effect on a date selected by the Board of Directors which shall provide each key individual a reasonable opportunity to exercise his or her Options and SARs and to take such other action as necessary or appropriate to receive Common Stock subject to any Stock Grants before the date of the change in control and (ii) each then outstanding Option, Stock Grant and SAR grant may be canceled unilaterally by the Board of Directors immediately before the date of the change in control of Budget.

LOANS AND TAX PAYMENTS

     If approved by the Committee, Budget may lend money to, or guarantee loans by, a third party to any key individual to finance the exercise of any Option granted under the 2000 Plan or purchase any stock subject to Stock Grants and, further, may authorize payments to cover a key individual's tax liability from the exercise of an Option or SAR or a Stock Grant becoming non-forfeitable.

FEDERAL INCOME TAX CONSEQUENCES

     The rules concerning the federal income tax consequences with respect to grants made pursuant to the 2000 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (i) any federal tax consequences other than income tax consequences or (ii) any state, local or foreign tax consequences that may apply.

     ISOs. In general, a key individual will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key individual will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the key employee's alternative minimum taxable income. If the key individual does not dispose of the common stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise of the ISO, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. Budget will not be entitled to any income tax deduction as a result of such disposition. Budget normally will not be entitled to take an income tax deduction at either the grant or the exercise of an ISO.

     If the key individual disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and Budget will be entitled to an income tax deduction (provided Budget satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (ii) the amount realized upon disposition of the common stock over the exercise price. Any gain in excess of such amount recognized by the key individual as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

     Non-ISOs. A key individual will not recognize any taxable income upon the grant of a Non-ISO, and Budget will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of an Non-ISO, the key individual generally will recognize ordinary income and Budget will be entitled to take an income tax deduction (provided Budget satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the key individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

     SARs. A key individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2000 Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the key individual will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the key individual receives as a result of such exercise. Budget generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key individual in the same taxable year in which the key employee recognizes such income, if Budget satisfies applicable federal income tax reporting requirements.

     Stock Grants. A key individual generally will recognize ordinary income when his interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the common stock subject to such Stock Grant over the purchase price, if any, paid for such stock. Budget generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key individual in the same taxable year in which the key individual recognizes such income, if Budget satisfies the applicable federal income tax reporting requirements.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE BUDGET GROUP, INC. 2000 STOCK PLAN.

                         RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT ACCOUNTANTS (ITEM 3)

     Budget has appointed Arthur Andersen LLP as Budget's independent accountants for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as Budget's independent accountants since 1996.

     Representatives of Arthur Andersen LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS BUDGET'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Budget's directors and executive officers and persons who own more than 10% of a registered class of Budget's equity securities to file with the Commission initial reports of ownership and statements of changes in ownership of common stock and other equity securities of Budget. Based solely upon a review of such reports furnished to Budget and certain representations of such persons, all such persons complied with the
Section 16(a) reporting requirements except for the following inadvertent late filings: (i) the initial statement of beneficial ownership on Form 3 required to be filed by Mr. Cohen within ten days after his becoming a reporting officer of Budget on January 15, 2000 was filed on February 10, 2000; (ii) the purchase of 5,000 shares of Class A common stock on December 31, 1999 by Mr. Kennedy which was reportable on a Form 4 due by January 10, 2000 was reported on a Form 4 filed on February 10, 2000 and his purchase of 8,000 shares on October 10, 1999 reportable on a Form 4 due by November 10, 1999 was filed on December 9, 1999;
(iii) the purchase of 10,000 shares of Class A common stock on November 1, 1999 by Mr. Calvano which was reportable on a Form 4 due by December 10, 1999 was reported on a Form 4 filed on March 29, 2000; (iv) the purchase of 20,000 shares of Class A common stock on November 9, 1999 by Mr. Sotir which was reportable on a Form 4 due by December 10, 1999 was reported on a Form 4 filed on March 29, 2000; (v) the purchase of 4,000 shares of Class A common stock on March 1, 1999 by Mr. Miller which was reportable on a Form 4 due by April 12, 1999 and the purchase of 5,000 shares on August 18, 1999 which was reportable on a Form 4 due by September 10, 1999 were reported on a Form 4 filed on October 12, 1999; and
(vi) the purchase of 500 shares of Class A common stock on August 28, 1995 by Mr. Miller in a private transaction reportable on a Form 4 due by September 10, 1995 was reported on April 3, 2000.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, Budget knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to Budget will be voted in accordance with the recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

     STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING. Stockholders interested in presenting a proposal for consideration at Budget's annual meeting of stockholders in 2001 must present such proposal in writing to the Secretary of Budget in accordance with the bylaws of Budget. Such proposal must be delivered to the principal executive offices of Budget not less than sixty (60) nor more than ninety (90) days prior to the scheduled date of the meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the scheduled date of the meeting is given or made, the stockholder must deliver such proposal no later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the scheduled date of the meeting was mailed or such public disclosure was made. Any stockholder proposal must include (1) a brief description of the business or proposal desired to be brought before the meeting and the reasons for conducting such business or considering such proposal at the meeting; (2) the name and address of the stockholder; (3) the class and number of shares of capital stock of Budget which are beneficially owned by the stockholder and (4) any financial or other material interest of the stockholder in such business or proposal. In addition, any stockholder proposal for the nomination of an individual for election to the Board of Directors of Budget must include (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person; (c) the class and number of shares of capital stock of Budget which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

     ANNUAL REPORT ON FORM 10-K. Budget will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, including the financial statements and financial statement schedules, as filed with the Commission (without exhibits), upon the written request of any stockholder. Copies of exhibits to the Annual Report on Form 10-K will be furnished (upon payment of Budget's reasonable expenses in furnishing such exhibits) upon request to the General Counsel and Secretary, Budget Group, Inc., 125 Basin Street, Suite 210, Daytona Beach, Florida 32114.

     PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by Budget. The cost of soliciting proxies in the enclosed form will be borne by Budget. Budget has retained MacKenzie Partners, 156 Fifth Avenue, PH 3, New York, New York 10010, to aid in the solicitation. For these services, Budget will pay MacKenzie Partners a fee of $12,500 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of Budget may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. Budget will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                          By order of the Board of Directors,

                                          /s/ Sanford Miller

                                          SANFORD MILLER
                                          Chairman of the Board
                                          and Chief Executive Officer

April 18, 2000

                                                                         ANNEX A

                               BUDGET GROUP, INC.

                                2000 STOCK PLAN

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
SECTION 1  Background and Purpose..................................   A-3
SECTION 2  Definitions.............................................   A-3
  2.1  Affiliate...................................................   A-3
  2.2  Award.......................................................   A-3
  2.3  Award Certificate...........................................   A-3
  2.4  Board.......................................................   A-3
  2.5  Budget......................................................   A-3
  2.6  Change in Control...........................................   A-3
  2.7  Code........................................................   A-3
  2.8  Committee...................................................   A-3
  2.9  Fair Market Value...........................................   A-3
 2.10  Fully Diluted Number of Shares..............................   A-4
 2.11  ISO.........................................................   A-4
 2.12  Key Individual..............................................   A-4
 2.13  1933 Act....................................................   A-4
 2.14  1934 Act....................................................   A-4
 2.15  Non-ISO.....................................................   A-4
 2.16  Option......................................................   A-4
 2.17  Option Price................................................   A-4
 2.18  Parent......................................................   A-4
 2.19  Plan........................................................   A-4
 2.20  Rule 16b-3..................................................   A-4
 2.21  SAR Value...................................................   A-4
 2.22  Stock.......................................................   A-4
 2.23  Stock Grant.................................................   A-4
 2.24  Stock Appreciation Right....................................   A-4
 2.25  Subsidiary..................................................   A-4
 2.26  Ten Percent Shareholder.....................................   A-4
SECTION 3 Shares Reserved Under Plan...............................   A-4
SECTION 4 Effective Date...........................................   A-5
SECTION 5 Committee................................................   A-5
SECTION 6 Eligibility and Annual Grant Caps........................   A-5
SECTION 7 Options..................................................   A-6
  7.1  Committee Action............................................   A-6
  7.2  $100,000 Limit..............................................   A-6
  7.3  Option Price................................................   A-6
  7.4  Payment.....................................................   A-6
  7.5  Exercise Period.............................................   A-6
SECTION 8 Stock Appreciation Rights................................   A-7
  8.1  Committee Action............................................   A-7
  8.2  Terms and Conditions........................................   A-7
  8.3  Exercise....................................................   A-7
SECTION 9 Stock Grants.............................................   A-7
  9.1  Committee Action............................................   A-7
  9.2  Conditions..................................................   A-8
  9.3  Dividends and Voting Rights.................................   A-8
  9.4  Satisfaction of Forfeiture Conditions; Provision for Income
       Taxes.......................................................   A-8

                                                                     PAGE
                                                                     ----
SECTION 10 Non-Transferability.....................................   A-8
SECTION 11 Securities Registration.................................   A-9
SECTION 12 Life of Plan............................................   A-9
SECTION 13 Adjustment..............................................   A-9
 13.1  Capital Structure...........................................   A-9
 13.2  Mergers.....................................................   A-9
 13.3  Fractional Shares...........................................  A-10
SECTION 14 Sale, Merger or Change in Control.......................  A-10
SECTION 15 Amendment or Termination................................  A-10
SECTION 16 Miscellaneous...........................................  A-10
 16.1  Shareholder Rights..........................................  A-10
 16.2  No Contract of Employment or Director Status................  A-11
 16.3  Withholding.................................................  A-11
 16.4  Construction................................................  A-11
 16.5  Other Conditions............................................  A-11
 16.6  Rule 16b-3..................................................  A-11
 16.7  Loans.......................................................  A-11
 16.8  Provision for Income Taxes..................................  A-11

                                   SECTION 1

                             BACKGROUND AND PURPOSE

     The purpose of this Plan is (1) to attract and retain Key Individuals in order to further promote the growth, development and financial success of Budget through Option and Stock Appreciation Right grants to Key Individuals and Stock Grants to Key Individuals, (2) to provide an additional incentive to each Key Individual to work to increase the value of Stock and (3) to further align the interests of each Key Individual with the long term interests of Budget and each of Budget's stockholders.

                                   SECTION 2

                                  DEFINITIONS

     2.1 Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with Budget under sec. 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under sec. 414(c) of the Code.

     2.2 Award -- means any Option or Stock Appreciation Right granted under this Plan and any Stock Grant made under this Plan.

     2.3 Award Certificate -- means the written certificate which sets forth the terms and conditions of any Option or Stock Appreciation Right grant or any Stock Grant.

     2.4 Board -- means the Board of Directors of Budget.

     2.5 Budget -- means Budget Group, Inc. and any successor to Budget Group, Inc.

     2.6 Change in Control -- means (1) a "change in control" of Budget of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A for a proxy statement filed under Section 14(a) of the 1934 Act,
(2) a "person" (as that term is used in Section 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of Budget, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of Budget approve any dissolution or liquidation of Budget or any sale or disposition of all or substantially all of the assets or business of Budget or (5) the shareholders of Budget approve a merger or consolidation to which Budget is a party (other than a merger or consolidation with a wholly-owned subsidiary of Budget) or a share exchange in which Budget shall exchange Budget shares for shares of another corporation as a result of which the persons who were shareholders of Budget immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 30% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

     2.7 Code -- means the Internal Revenue Code of 1986, as amended.

     2.8 Committee -- means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under sec. 162(m) of the Code.

     2.9 Fair Market Value -- means for any date (1) the closing price for the immediately preceding business day for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such price, such price as reported by a newspaper or trade journal selected by the Committee or, if no such price is available for such business day, (2) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.10 Fully Diluted Number of Shares -- means for any January 1 the average number of shares of Class A and Class B Stock outstanding during the immediately preceding calendar year as reported on a diluted basis in Budget's financial statements for such calendar year.

     2.11 ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of sec. 422 of the Code.

     2.12 Key Individual -- means (1) an employee of Budget or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of Budget and (2) any member of the Board who is not a current employee of Budget or any Subsidiary or Parent or Affiliate.

     2.13 1933 Act -- means the Securities Act of 1933, as amended.

     2.14 1934 Act -- means the Securities Exchange Act of 1934, as amended.

     2.15 Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of sec. 422 of the Code.

     2.16 Option -- means an ISO or a Non-ISO which is granted under sec. 7 of this Plan.

     2.17 Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.18 Parent -- means any corporation which is a parent of Budget within the meaning of sec. 424(e) of the Code.

     2.19 Plan -- means this Budget Group, Inc. 2000 Stock Plan as effective as of the date adopted by the Board and as amended from time to time thereafter.

     2.20 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

     2.21 SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under sec. 8.

     2.22 Stock -- means the Class A or the Class B Common Stock of Budget.

     2.23 Stock Grant -- means Stock which is granted under sec. 9 of this Plan.

     2.24 Stock Appreciation Right -- means a right granted under sec. 9 of this Plan.

     2.25 Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of sec. 424(f) of the Code) of Budget.

     2.26 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of sec. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Budget, a Subsidiary or Parent.

                                   SECTION 3

                           SHARES RESERVED UNDER PLAN

     There shall be 5,935,117 shares of Stock reserved for issuance under this Plan subject to the following four special rules:

          (1) Each share of Stock issued on or after the effective date of this Plan (as determined under sec. 4) either under the Budget Group, Inc. 1994 Incentive Stock Option Plan or under the Budget

     Group, Inc. 1994 Directors' Stock Option Plan shall reduce the number of shares of Stock reserved for issuance under this Plan by one share of Stock.

          (2) As of January 1, 2001 and as of each January 1 which comes before the earliest date described in sec. 12, the Board shall have the right to reserve an additional number of shares of Stock for issuance under this Plan, but such additional number in no event shall exceed the lesser of (a) 1.5% of the Fully Diluted Number of Shares on such January 1 or (b) the number of shares of Stock which, when added to the number of shares of Stock already reserved for issuance under this Plan, would result in a total number of shares of Stock reserved for issuance under this Plan on such January 1 which is not more than 12.5% of the Fully Diluted Number of Shares.

          (3) No more than 5,935,117 shares of Stock shall be issued pursuant to the exercise of ISOs under this Plan.

          (4) The number of shares reserved for issuance under this Plan shall be subject to adjustment pursuant to sec. 13.

All shares of Stock reserved under this Plan shall be reserved to the extent that Budget deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Budget. Any share of Stock used to exercise an Option or to satisfy any condition to a Stock Grant thereafter also shall be reserved for issuance under this Plan, but any shares of Stock used to satisfy a withholding obligation shall not again be reserved for issuance under this Plan.

                                   SECTION 4

                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of Budget (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months after such effective date. Any Option or Stock Appreciation Right granted and any Stock Grant made before such shareholder approval shall automatically be granted or made subject to such approval.

                                   SECTION 5

                                   COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to sec. 14 and sec. 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Budget, on each affected Key Individual and on each other person directly or indirectly affected by such action.

                                   SECTION 6

                       ELIGIBILITY AND ANNUAL GRANT CAPS

     Only Key Individuals who are employed by Budget or a Subsidiary or a Parent shall be eligible for the grant of ISOs under this Plan, but all Key Individuals shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and Stock Grants under this Plan. No Key Individual in any calendar year shall (subject to sec. 13) be granted an Option to purchase more than 500,000 shares of Stock or a Stock Appreciation Right or Stock Grant with respect to more than 500,000 shares of Stock except for a grant made in connection with a Key Individual's initial employment with Budget or a Subsidiary or a Parent or an Affiliate or his or her initial appointment as a member of the Board, and no Option shall be granted in connection with a Key Individual's initial employment or initial appointment as a member of the Board for more than 1,000,000 shares of Stock and no Stock Appreciation Right or Stock Grant shall be granted in connection with such initial employment or initial appointment with respect to more than 1,000,000 shares of Stock.

                                   SECTION 7

                                    OPTIONS

     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Individuals under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Award Certificate, and each Award Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Individual on the same date, the right of the Key Individual to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

     7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this sec. 7.2 in accordance with sec. 422(d) of the Code, and the Committee shall treat this sec.
7.2 as in effect only for those periods for which sec. 422(d) of the Code is in effect.

     7.3 Option Price. The Option Price for each share of Stock subject to an ISO shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the ISO is granted to a Key Individual who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price for each share of stock subject to a Non-ISO shall be set by the Committee.

     7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Award Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate. Any payment made in the form of Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or evidence satisfactory to the Committee of such certificate) is presented to the Committee or its delegate.

     7.5 Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Certificate, but no Award Certificate shall make an Option exercisable on or after the earlier of

          (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the option is granted to a Key Individual who is a Ten Percent Shareholder on the date the Option is granted, or

          (2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Individual who is not a Ten Percent Shareholder on the date the Option is granted.

An Award Certificate may provide for the exercise of an Option after the employment of a Key Individual's employment or status as a member of the Board has terminated for any reason whatsoever, including death or disability.

                                   SECTION 8

                           STOCK APPRECIATION RIGHTS

     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Individuals under this Plan from time to time. Each Stock Appreciation Right which is not granted as part of any Option shall be evidenced by an Award Certificate, and each Stock Appreciation Right which is granted as part of an Option shall be evidenced by the Award Certificate for the related Option.

     8.2 Terms and Conditions.

          (1) Award Certificate which does not include an Option. If a Stock Appreciation Right is evidenced by a Award Certificate which does not include an Option, such certificate shall set forth the number of shares of Stock on which the Key Individual has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be set by the Committee. The Award Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Award Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

          (2) Award Certificate which includes an Option. If a Stock Appreciation Right is evidenced by an Award Certificate which includes an Option, the number of shares of Stock on which the Key Individual shall have an appreciation right shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be no less than the Option Price for the related Option. Each such Award Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Individual's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Individual's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Award Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

     8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Individual upon the exercise of his or her Stock Appreciation Right shall receive a payment from Budget in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this sec. 8.3.

                                   SECTION 9

                                  STOCK GRANTS

     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Individuals under this Plan from time to time. Each Stock Grant shall be evidenced by a Award Certificate, and each Award Certificate shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Individual's interest in the underlying Stock will become non-forfeitable.

     9.2 Conditions.

          (1) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant to a Key Individual subject to the satisfaction of one, or more than one, performance, purchase or other condition which the Committee deems appropriate under the circumstances for Key Individuals generally or for a Key Individual in particular, and the related Award Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Individual only after each such condition to the issuance of such Stock, if any, has been timely satisfied, and any Stock which is so issued shall be held by Budget pending the satisfaction of the forfeiture conditions, if any, under sec. 9.2(2) for the related Stock Grant.

          (2) Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Key Individual under a Stock Grant subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Individuals generally or for a Key Individual in particular, and the related Award Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Individual's non-forfeitable interest in the shares of Stock issued pursuant to a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock so issued shall be unavailable under sec. 3 after such issuance unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under sec. 3 as of the date of such forfeiture.

     9.3 Dividends and Voting Rights. If a cash dividend is paid on a share of Stock issued pursuant to a Stock Grant during the period which begins on the date such Stock is issued and ends immediately before the first date that a Key Individual's interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Budget shall pay such cash dividend directly to such Key Individual. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the grant of the related Stock Grant, and a Key Individual's interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Individual also shall have the right to vote the Stock issued pursuant to his or her Stock Grant during such period.

     9.4 Satisfaction of Forfeiture Conditions; Provision for Income Taxes. If a Key Individual's interest in any share of Stock becomes non-forfeitable under the terms of his or her Stock Grant, the certificate representing such share shall be transferred to the Key Individual as soon as practicable thereafter.

                                   SECTION 10

                              NON-TRANSFERABILITY

     No Option, Stock Grant or Stock Appreciation Right shall (absent the Committee's consent) be transferable by a Key Individual other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent) be exercisable during a Key Individual's lifetime only by the Key Individual. The person or persons to whom an Option or Stock Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Key Individual.

                                   SECTION 11

                            SECURITIES REGISTRATION

     As a condition to the receipt of any shares of Stock under this Plan, the Key Individual shall, if so requested by Budget, agree to hold such shares of Stock for investment and not with a view towards a resale or distribution to the public and, if so requested by Budget, shall deliver to Budget a written statement satisfactory to Budget to that effect. Furthermore, if so requested by Budget, each Key Individual shall make a written representation to Budget that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Budget an opinion in form and substance and from legal counsel satisfactory to Budget that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may, at the discretion of Budget, bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or in the absence of an opinion in form and substance and from legal counsel satisfactory to Budget that such registration is not required.

                                   SECTION 12

                                  LIFE OF PLAN

     No Option or Stock Appreciation Right shall be granted under this Plan and no Stock Grant shall be made on or after the earlier of the tenth anniversary of the effective date of this Plan (as determined under sec. 4) or the date as of which Budget terminates this Plan. However, this Plan thereafter shall continue in effect until the date all outstanding Options and Stock Appreciation Rights have been exercised in full or are no longer exercisable and all Stock Grants have been forfeited or have become nonforfeitable.

                                   SECTION 13

                                   ADJUSTMENT

     13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan, the annual grant caps described in sec. 6 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants made under this Plan may be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Budget, including, but not limited to, changes such as stock dividends or stock splits.

     13.2 Mergers. The Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan and the annual grant caps described in sec. 6 of this Plan. Furthermore, the Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Stock Grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the

Committee in its discretion deems consistent with sec. 424(a) of the Code and without regard to the annual grant caps described in sec. 6 of this Plan) to make Stock Grants, Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and option or stock appreciation right grants.

     13.3 Fractional Shares. If any adjustment under this sec. 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Option or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this sec. 13 by the Committee shall be conclusive and binding on all affected persons.

                                   SECTION 14

                       SALE, MERGER OR CHANGE IN CONTROL

     If (1) Budget on any date agrees (whether or not such agreement is subject to the approval of Budget's shareholders) to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property or if (2) there otherwise is a Change in Control of Budget on any date, any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants on such date automatically shall be deemed satisfied in full, and the Board shall have the right (to the extent required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Individual a reasonable period (which period shall be no less than 60 consecutive days) to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.

                                   SECTION 15

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of Budget to the extent such approval is required under applicable law, sec. 422 of the Code, applicable stock exchange rules or Rule 16b-3 and (2) no amendment shall be made to sec. 14 on or after any date described in sec. 14(1) or sec. 14(2) if such amendment might adversely affect the rights which otherwise vest under sec. 14 on such date. The Board also may suspend the granting of Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Key Individual consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of Budget or a transaction described in sec. 13 or sec. 14 of this Plan.

                                   SECTION 16

                                 MISCELLANEOUS

     16.1 Shareholder Rights. No Key Individual shall have any rights as a shareholder of Budget as a result of the grant of an Option or a Stock Appreciation Right granted to him or her under this Plan or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option to such Key Individual. Subject to sec. 9.3, a Key Individual's rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Award Certificate.

     16.2 No Contract of Employment or Director Status. Granting an Option or a Stock Appreciation Right or making a Stock Grant to a Key Individual under this Plan shall not constitute a contract for employment or for membership on the Board and shall not confer on a Key Individual any rights upon his or her termination of employment or status as a member of the Board in addition to those rights, if any, expressly set forth in the related Award Certificate.

     16.3 Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Individual consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Stock issued in the name of the Key Individual under any Stock Grant. The Committee also shall have the right to provide in an Award Certificate that a Key Individual may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

     16.4 Construction. All references to sections (sec.) are to sections (sec.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in sec. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     16.5 Other Conditions. Each Award Certificate may require that a Key Individual (as a condition to the exercise of an Option or a Stock Appreciation Right or the receipt of Stock under a Stock Grant) enter into an agreement or make such representations prepared by Budget, including (without limitation) an agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or under any Stock Grant, or provides for the repurchase of such Stock by Budget.

     16.6 Rule 16b-3. The Committee shall have the right to amend any Option or Stock Appreciation Right grant or any Stock Grant to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Individual as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     16.7 Loans. If approved by the Committee, Budget may lend money to, or guarantee loans made by a third party to, any Key Individual to finance all or a part of the exercise of any Option granted under this Plan or the purchase of any Stock under any Stock Grant under this Plan, and the exercise of an Option or the purchase of any Stock with the proceeds of any such loan shall be treated as an exercise or purchase for cash under this Plan.

     16.8 Provision for Income Taxes. The Committee acting in its absolute discretion shall have the power to authorize and direct Budget to pay a cash bonus (or to provide in the terms of the Award Certificate for Budget to make such payment) to a Key Individual to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her exercise of an Option or SAR or his or her interest in any Stock subject to a Stock Grant becoming non-forfeitable and, further, to pay any such tax liability attributable to such cash bonus.

     IN WITNESS WHEREOF, Budget Group, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                          BUDGET GROUP, INC.

                                          By:
                                            ------------------------------------

                                          Date:
                                             -----------------------------------

                               BUDGET GROUP, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 2000

     The undersigned hereby appoints SANFORD MILLER and ROBERT L. APRATI, and each of them, Proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Budget Group, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 18, 2000, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                              FOLD AND DETACH HERE






PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                                                                                                  Please mark
                                                                                                                 your votes as
                                                                                                                 indicated in   [X]
                                                                                                                  the example
                        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR PROPOSAL NOS. 1, 2 AND 3.
                              FOR                      WITHHOLD AUTHORITY
                all nominees (except as marked             to vote for
                   to the contrary below)                 nominees listed
                                                                                                              FOR  AGAINST  ABSTAIN
Proposal No. 1 To elect three directors to serve as            Proposal No. 2 To approve adoption of the      [ ]     [ ]     [ ]
Class II Directors, as follows:                                Budget Group, Inc., 2000 Stock Plan.
                                                                                                              FOR  AGAINST  ABSTAIN
Nominees:  Jeffrey D. Congdon                                  Proposal No. 3 To ratify the action of         [ ]     [ ]     [ ]
           Stephen L. Weber                                    the Board of Directors of Budget appointing
           F. Perkins Hixon, Jr.                               Arthur Andersen LLP as Budget's independent
                                                               accountants for the year ending
(Instruction: To withhold authority to vote for                December 31, 2000.
any individual nominee, strike a line through the
nominee's name in the list above.)                             In their discretion, the Proxies are authorized
                                                               to vote upon such other business as may properly
                                                               come before the Annual Meeting.


                                                                                      THIS PROXY  WHEN  PROPERLY  EXECUTED  WILL  BE
                                                                                      VOTED IN THE  MANNER  DIRECTED  HEREIN  BY THE
                                                                 ________             UNDERSIGNED  STOCKHOLDER. IF  NO  DIRECTION IS
                                                                        |             MADE, THIS  PROXY WILL BE VOTED "FOR" ALL PRO-
                                                                        |             POSALS. IF ANY OTHER MATTERS ARE PROPERLY PRE-
                                                                        |             SENTED AT THE ANNUAL MEETING  FOR ACTION TO BE
                                                                                      TAKEN THEREUNDER, THIS PROXY  WILL BE VOTED ON
                                                                                      SUCH  MATTERS BY  THE PERSONS NAMED AS PROXIES
                                                                                      HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT.



Signature(s)                                                                               Date:                         2000
            ------------------------------------------------------------------------------       -----------------------
Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this Proxy is submitted by a corporation, limited liability company or partnership, it should be executed in the full entity name by a duly authorized officer, member or partner, as the case may be.


                                                      - FOLD AND DETACH HERE -








                                                      YOUR VOTE IS IMPORTANT.
                                                 PLEASE RETURN YOUR PROXY PROMPTLY.